Exhibit 10.89

HIBERNIA CORPORATION

2005 SUPPLEMENTAL STOCK COMPENSATION PLAN

AMENDMENT NO. 1

Whereas, Hibernia Corporation (the “Company”) maintains the 2005 Supplemental Stock Compensation Plan, which plan is intended to be an unfunded plan of deferred compensation that provides benefits to a select group of management and highly compensated employees of the Company and its affiliates and complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, first effective as of January 1, 2005 (the “Plan”);

Whereas, the Company has entered into that certain Agreement and Plan of Merger dated as of March 6, 2005, by and between the Company and Capital One Financial Corporation (“Capital One”), pursuant to which the Company has agreed to merge with and into Capital One (the “Merger”);

Whereas, the Executive Compensation Committee of the Board of Directors of the Company possesses the authority to amend the Plan to facilitate its administration and such committee has determined that the adoption of the amendment set forth herein is consistent with such authority;

Now, Therefore, the Plan shall be amended as follows, to be effective as of the dates set forth below:

1.

Payment Procedures

Effective as of January 1, 2005, Section 2.13 of the Plan shall be amended and restated in its entirety as follows:

“2.13 Payment Date means the first business day that is at least 60 days after each June 30th or December 31st or as soon as practicable thereafter, subject to any limitation imposed under Section 5.6 hereof.”

Effective as of January 1, 2005, Section 2.22 of the Plan shall be amended and restated in its entirety as follows:

“2.22 Valuation Date means each June 30th and December 31st and such other dates as may be designated, from time to time by the Committee or its designee; the term Annual Valuation Date means each December 31st.”

THIS AMENDMENT NO. 1 was executed this 24th day of August, 2005, to be effective as of the dates set forth above.

HIBERNIA CORPORATION

By:	/s/ J. Herbert Boydstun
J. Herbert Boydstun
President and Chief Executive Officer